Exhibit 5.2
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]
May 11, 2009
Aflac Incorporated
1932 Wynnton Road
Columbus, Georgia 31999

Re:	Aflac Incorporated Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special New York counsel to Aflac Incorporated, a Georgia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (“General Rules and Regulations”), of an unspecified amount of securities of the Company for unspecified aggregate proceeds, consisting of: (i) senior unsecured debt securities of the Company, in one or more series (the “Senior Debt Securities”), which may be issued under a senior indenture (the “Senior Debt Indenture”), proposed to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, and (ii) subordinated unsecured debt securities of the Company, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued under a subordinated indenture (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”), proposed to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the trustee under the Senior Debt Indenture and the Subordinated Debt Indenture is referred to as the “Trustee”).
     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Aflac Incorporated
May 11, 2009

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion, including:
     (a) the Registration Statement;
     (b) the form of the Senior Debt Indenture, filed as an exhibit to the Registration Statement;
     (c) the form of Subordinated Debt Indenture, filed as an exhibit to the Registration Statement;
     (d) the Statement of Eligibility and Qualification on Form T-1, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Senior Trustee under the Senior Debt Indenture, filed as an exhibit to the Registration Statement; and
     (e) the Statement of Eligibility and Qualification on Form T-1, under the Trust Indenture Act, of the Subordinated Trustee under the Subordinated Debt Indenture, filed as an exhibit to the Registration Statement.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements and certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto (including the Company) have been duly organized and are and will continue to be validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, and had or will have the power, corporate or other, to enter into and perform all obligations thereunder. We have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in the penultimate paragraph below, the validity and binding effect thereof on such parties. We have further assumed that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Indentures, any supplemental indenture thereto, the Registration Statement and any related

Aflac Incorporated
May 11, 2009

underwriting agreement or purchase agreement relating to the issuance and sale of the Debt Securities. We have assumed that the Senior Debt Indenture and the Senior Debt Securities and the Subordinated Debt Indenture and the Subordinated Debt Securities will contain all provisions required under the laws of the State of Georgia in respect of contracts for the sale of securities issued by a Georgia corporation. We have assumed that any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Senior Trustee and Subordinated Trustee, respectively. We have assumed that the choice of currency in which any Offered Debt Securities (as defined below) are denominated does not contravene any exchange control or other laws of the nation issuing such currency. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
     Our opinions set forth below are limited to those laws of the State of New York and the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     The opinions set forth below are subject to the following qualifications, further assumptions and limitations:
     (i) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforceablility is considered in a proceeding in equity or at law);
     (ii) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby;
     (iii) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

Aflac Incorporated
May 11, 2009

     (iv) we do not express any opinion as to the enforceability of any provision of any document purporting to prohibit, restrict or condition the assignment of rights under such document to the extent such restriction on assignability is governed by the Uniform Commercial Code;
     (v) the validity or enforcement of any agreements or instruments may be limited by requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and
     (iv) the validity or enforcement of any agreements or instruments may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.
     Based upon and subject to the foregoing, we are of the opinion that with respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement and issued under the Indentures (the “Offered Debt Securities”), when (i) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and so as not to violate any applicable law, the Articles of Incorporation of the Company as then in effect or the Amended and Restated Bylaws of the Company as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Offered Debt Securities have been issued in a form that complies with the applicable Indenture and the applicable supplemental indenture and have been duly executed, delivered, authenticated, issued and sold in accordance with the provisions of such Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and have been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm

Aflac Incorporated
May 11, 2009

under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP